SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)_________Public Facility Loan Trust

By (Signature and Title) /s/ George H. Davison Jr.
   ---------------------------------------------------
   George H. Davison, Jr. Officer

Date            August 20, 2005

---------------------------------------------------------------------


By the Commission,


                                Margaret H. McFarland
                                Deputy Secretary

Dated:  August 20, 2005